Performance Securities with Contingent Protection

Strategic Alternatives to Indexing

UBS AG, Jersey Branch

February 18, 2009

PROSPECTUS SUPPLEMENT (To Prospectus dated January 13, 2009)

Product Supplement

Performance Securities with Contingent Protection

Linked to an Index or a Basket of Indices

UBS AG from time to time may offer and sell performance securities with contingent protection, which we refer to as the “Securities”. This product supplement describes some of the general terms that may apply to the Securities and the general manner in which they may be offered. The specific terms of any Securities that we offer, including the name of the index (the “underlying index”) or the several indices (each, a “basket index” and, together, the “basket indices”) composing the weighted basket (the “underlying basket”) to which the return on the Securities is linked and the specific manner in which such Securities may be offered, will be described for each particular offering of the Securities in an applicable free writing prospectus and an applicable pricing supplement to this product supplement. If there is any inconsistency between the terms described in the applicable free writing prospectus or applicable pricing supplement and those described in this product supplement or in the accompanying prospectus, the terms described in the applicable pricing supplement will be controlling. Except as otherwise described in the applicable pricing supplement, the general terms of the Securities are described in this product supplement and, unless otherwise specified in the applicable pricing supplement, include the following:

Issuer (Booking Branch):	UBS AG (Jersey Branch)
No Coupon:	We will not pay you interest during the term of the Securities.
Principal Amount:	$10 per Security (with a minimum investment of 100 Securities at $10 per Security for a $1000 investment, and multiples of $10, thereafter), unless otherwise specified in the applicable pricing supplement.
Payment at Maturity:	At maturity, you will receive a cash payment per $10 principal amount of each Security you hold, calculated as described below:

➢

If the performance of the underlying index or underlying basket (the “Underlying Return”) is positive, you will receive your principal amount plus an amount equal to the Underlying Return multiplied by a participation rate (the “Participation Rate”). The Participation Rate on the Securities will be specified in the applicable pricing supplement.

➢ If the Underlying Return is zero, you will receive your principal amount.
➢ If the Underlying Return is negative and the Ending Level is above or equal to the Trigger Level on the final valuation date, you will receive your principal amount.

➢

If the Underlying Return is negative and the Ending Level is below the Trigger Level on the final valuation date, at maturity you will receive your principal amount reduced by an amount based on the Underlying Return.

Accordingly, the Securities are not fully principal protected. You may lose some or all of your principal. Specifically, if the Ending Level is below the Trigger Level on the final valuation date, at maturity you will lose 1% (or a fraction thereof) of your principal for each 1% (or a fraction thereof) decrease that the Underlying Return is less than zero. In addition, the contingent protection feature applies only at maturity.
See “General Terms of the Securities — Payment at Maturity” on page PS-21.
Underlying Return:	Ending Level – Starting Level Starting Level
Starting Level:	The closing level of the underlying index determined on the trade date (which date will be specified in the applicable free writing prospectus and the applicable pricing supplement) or, in the case of an underlying basket, 100.
Ending Level:	The closing level of the underlying index determined on the final valuation date (which date will be specified in the applicable free writing prospectus and the applicable pricing supplement) or, in the case of an underlying basket, the weighted performance of the basket indices as specified in the applicable pricing supplement, in each case subject to adjustment upon the occurrence of a market disruption event, as described herein.
Trigger Level:	A specified level below the Starting Level, calculated by multiplying the Starting Level by a percentage specified in the applicable pricing supplement.
No Listing:	The Securities will not be listed or displayed on any securities exchange or any electronic communications network.
Calculation Agent:	UBS Securities LLC

The applicable pricing supplement will describe the specific terms of the Securities, including any changes to the terms specified in this product supplement.

See “Risk Factors” beginning on page PS-11 of this product supplement for risks related to an investment in the Securities.

To help investors identify appropriate structured products, UBS organizes its structured products into four categories: Protection Strategies, Optimization Strategies, Performance Strategies and Leverage Strategies. The Securities are classified by UBS as a Performance Strategy for this purpose. For a more detailed description of each of the four categories, please see “Product Supplement Summary — Structured Product Categorization” beginning on page PS-5.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this product supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The Securities are not deposit liabilities of UBS AG and are not FDIC insured.

UBS Investment Bank	UBS Financial Services Inc.

Prospectus Supplement dated February 18, 2009

ADDITIONAL INFORMATION ABOUT THE PERFORMANCE
SECURITIES WITH CONTINGENT PROTECTION

You should read this product supplement together with the prospectus dated January 13, 2009, relating to our Medium-Term Notes, Series A, of which the Securities are a part, the index supplement dated January 13, 2009, which contains information about certain indices to which particular categories of debt securities and warrants that we may offer, including the Securities, may be linked, and any free writing prospectus or pricing supplement that we may file with the SEC from time to time. You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

➢	Prospectus dated January 13, 2009:

http://www.sec.gov/Archives/edgar/data/1114446/000095012309000556/y73628b2e424b2.htm

➢	Index supplement dated January 13, 2009:

http://www.sec.gov/Archives/edgar/data/1114446/000139340109000044/v128784_690258-424b2.htm

Our Central Index Key, or CIK, on the SEC website is 00011144446.

You should rely only on the information incorporated by reference or provided in this prospectus supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front of this document.

Product Supplement

Index Supplement

Index Supplement Summary	IS-1
Underlying Indices and Underlying Index Publishers	IS-2
Dow Jones Industrial Average® Index	IS-2
NASDAQ-100® Index	IS-4
Russell 2000® Index	IS-7
S&P 500® Index	IS-12
Dow Jones-AIG Commodity IndexSM	IS-16
UBS Bloomberg Constant Maturity Commodity Index (CMCI) Excess Return	IS-23
Rogers International Commodity Index® Excess ReturnSM	IS-28
AMEX Hong Kong 30 Index	IS-35
Dow Jones EURO STOXX 50® Index	IS-39
FTSETM 100 Index	IS-41
FTSE/Xinhua China 25 IndexTM	IS-44
Hang Seng China Enterprises Index	IS-49

Korea KOSPI 200 Index	IS-52
MSCI Indices	IS-55
MSCI-EAFE® Index	IS-55
MSCI® Emerging Markets IndexSM	IS-55
Nikkei® 225 Index	IS-61
S&P/ASX 200® Index	IS-64
Swiss Market Index (SMI)®	IS-66

Prospectus

Introduction	1
Cautionary Note Regarding Forward-Looking Information	3
Incorporation of Information About UBS AG	4
Where You Can Find More Information	5
Presentation of Financial Information	6
Ratio of Earnings to Fixed Charges	6
Limitations on Enforcement of U.S. Laws Against UBS AG, Its Management and Others	7
Capitalization of UBS	7
UBS	8
Use of Proceeds	10
Description of Debt Securities We May Offer	11
Description of Warrants We May Offer	33
Legal Ownership and Book-Entry Issuance	49
Considerations Relating to Indexed Securities	54
Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency	57
U.S. Tax Considerations	60
Tax Considerations Under the Laws of Switzerland	71
Benefit Plan Investor Considerations	73
Plan of Distribution	75
Validity of the Securities	78
Experts	78

Product Supplement Summary

This product supplement describes terms that will apply generally to the Securities. Prior to the trade date for each offering of Securities, UBS AG will prepare a separate free writing prospectus that will apply specifically to that offering and will include the identity of the underlying index or underlying basket, as well as any changes to the general terms specified below. On the trade date, UBS AG will prepare a pricing supplement that, in addition to the information included in the applicable free writing prospectus, will also include the specific pricing terms for that issuance. Any applicable free writing prospectus and applicable pricing supplement should be read in conjunction with this product supplement and the accompanying prospectus.

References to “UBS”, “we”, “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries. In this product supplement, when we refer to the “Securities”, we mean Performance Securities with Contingent Protection. Also, references to the “accompanying prospectus” mean the accompanying prospectus, dated January 13, 2009, of UBS. References to the “applicable pricing supplement” mean the applicable free writing prospectus and the applicable pricing supplement that describe the specific terms of your Securities unless the context otherwise requires.

What Are the Performance Securities with Contingent Protection?

The Performance Securities with Contingent Protection (the “Securities”, each a “Security”) are medium-term notes issued by UBS AG whose return is linked to the performance of an index (the “underlying index”) or to a weighted basket (the “underlying basket”) of several indices (each, a “basket index” and, together, the “basket indices”). The underlying index or underlying basket, the value of which may be based on equity securities or futures contacts on physical commodities, will be specified in the applicable pricing supplement to this product supplement. Some of the potential underlying indices that may be specified in the applicable pricing supplement are described in the index supplement, dated January 13, 2009, as amended from time to time (the “index supplement”).

At maturity, the Securities will pay an amount in cash that is based on the return of the underlying index or underlying basket, referred to as the “Underlying Return”. The Underlying Return may be referred to as the “Index Return” or the “Basket Return” in the applicable pricing supplement. The Underlying Return will be calculated based on the change in the value of the underlying index or underlying basket on the trade date relative to the value on the final valuation date as described below.

The amount you will receive at maturity is based on the Ending Level relative to the Starting Level, and in certain circumstances whether the Ending Level is below a specified level (the “Trigger Level”) on the final valuation date specified in the applicable pricing supplement.

Unless otherwise specified in the applicable pricing supplement, at maturity you will receive a cash payment, per $10 principal amount of each Security you hold, calculated as follows:

➢	If the Underlying Return is positive, you will receive a cash payment equal to:

$10 + [$10 × (Underlying Return × Participation Rate)].

➢	If the Underlying Return is zero, you will receive your principal amount.
➢	If the Underlying Return is negative and the Ending Level is above or equal to the Trigger Level on the final valuation date, you will receive your principal amount.
➢	If the Underlying Return is negative and the Ending Level is below the Trigger Level on the final valuation date, you will receive a cash payment equal to:

$10 + ($10 × Underlying Return).

Accordingly, the Securities are not fully principal protected in all circumstances. You may lose some or all of your principal. Specifically, if the Underlying Return is negative and the Ending Level is less than the Trigger Level on the final valuation date, at maturity you will lose 1% (or a fraction thereof) of your principal for each 1% (or a fraction thereof) decrease that the Underlying Return is less than zero.

The contingent protection feature only applies at maturity.

The “Underlying Return” is the difference between the Starting Level and Ending Level of the underlying index or underlying basket, expressed as a percentage of the Starting Level, and calculated as follows:

Underlying Return  =
Ending Level – Starting Level

Starting Level

where the “Starting Level” may be based on (i) the closing level of the underlying index or underlying basket on the trade date, (ii) such other level of the underlying index or underlying basket on the trade date as selected by the calculation agent in its sole discretion, or (iii) the level(s) of the underlying index or underlying basket on such other date or dates as specified in the applicable pricing supplement, or in the case of an underlying basket, 100, and the “Ending Level” is the closing level of the underlying index or underlying basket on the final valuation date, or, in the case of an underlying basket, the weighted performance of the basket indices on the final valuation date. The Starting Level may be referred to in the applicable free writing prospectus or the applicable pricing supplement as the “Index Starting Level” or “Basket Starting Level” and the Ending Level may be referred to as the “Index Ending Level” or the “Basket Ending Level”, or each in such other manner as may be specified in the applicable free writing prospectus or pricing supplement.

We will not pay you interest during the term of the Securities. We may issue separate offerings of the Securities that are identical in all respects, except that each offering is linked to the performance of a different underlying index or underlying basket and will be subject to the particular terms of the respective Securities set forth in the applicable pricing supplement. Each offering of the Securities is a separate and distinct Security and you may invest in one or more offerings of the Securities as set forth in the applicable pricing supplement. The performance of each offering of the Securities will depend solely upon the performance of the underlying index or underlying basket to which such offering is linked and will not depend on the performance of any other offering of the Securities.

The Securities are Part of a Series

The Securities are part of a series of debt securities entitled “Medium-Term Notes, Series A” that we may issue from time to time under our indenture, which is described in the accompanying prospectus. This product supplement summarizes general financial and other terms that apply to the Securities. Terms that apply generally to all Medium-Term Notes, Series A are described in “Description of Debt Securities We May Offer” in the accompanying prospectus. The terms described in this product supplement, supplement those described in the accompanying prospectus and, if the terms described herein are inconsistent with those described therein, the terms described herein are controlling.

Specific Terms will be described in Applicable Pricing Supplements

The specific terms of your Securities will be described in the applicable pricing supplement accompanying this product supplement. The terms described therein modify or supplement those described herein and in the accompanying prospectus. If the terms described in the applicable pricing supplement are inconsistent with those described herein or in the accompanying prospectus, the terms described in the applicable pricing supplement are controlling.

Any applicable pricing supplement should be read in connection with this product supplement and the accompanying prospectus.

Selected Purchase Considerations

Subject to the specific terms of your Securities as described in the applicable pricing supplement, an investment in the Securities may offer the following features:

➢	Enhanced Growth Potential — You have the potential to receive enhanced participation in any positive performance of an underlying index or underlying basket. The Participation Rate will be set forth in the applicable pricing supplement.
➢	Contingent Principal Protection — At maturity, the contingent protection feature protects your principal only in certain limited circumstances where the Trigger Level is not breached on the date specified in the applicable pricing supplement. If the Ending Level is less than the Trigger Level on such date, you will lose 1% (or fraction thereof) of your principal for each 1% (or fraction thereof) that the Underlying Return is less than zero. Any principal protection only applies if the Securities are held to maturity, and is subject to the creditworthiness of the Issuer.
➢	Diversification — The Securities may provide diversification within your portfolio through exposure to the underlying index or basket indices.

What are some of the Risks of the Securities?

An investment in any of the Securities involves significant risks. Some of the risks that apply generally to the Securities are summarized here, but we urge you to read the more detailed explanation of risks relating to the Securities in the “Risk Factors” section of this product supplement and the applicable pricing supplement.

➢	Principal protection ONLY in limited circumstances — Your principal will be protected only if the Ending Level is above or equal to the Trigger Level on the final valuation date. If the Ending Level is less than the Trigger Level on the final valuation date, you risk losing 100% of your principal.
➢	Contingent principal protection only possible if you hold the Securities to maturity — You should be willing to hold your Securities to maturity. You may be entitled to receive at least the principal amount of your Securities under certain limited circumstances only if you hold your Securities to maturity. The market value of the Securities may fluctuate between the date you purchase them and the final valuation date. If you sell your Securities in the secondary market prior to maturity, you will not receive any principal protection on the portion of your Securities sold.
➢	Credit of issuer — The Securities are senior unsecured debt obligations of the issuer, UBS, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Securities, including any principal protection provided at maturity, depends on the ability of UBS to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS may affect the market value of the Securities and, in the event UBS were to default on its obligations, you may not receive the principal protection or any other amounts owed to you under the terms of the Securities.
➢	There may be little or no secondary market for the Securities — The Securities will not be listed or displayed on any securities exchange or any electronic communications network. There can be no assurance that a secondary market for the Securities will develop. UBS Securities LLC and other affiliates of UBS currently intend to make a market in the Securities, although they are not required to do so and may stop making a market at any time. If you sell your Securities prior to maturity, you may have to sell them at a substantial loss.
➢	Owning the Securities is not the same as owning the underlying index or basket indices — The return on your Securities may not reflect the return you would realize if you actually owned the underlying index or basket indices or their respective components. For instance, you will not receive or be entitled to receive any dividend payments or other distributions over the life of the

Securities (however, in the case of securities linked to a total return index, dividends paid on one or more index components are generally treated as being reinvested in the index components).
➢	Maximum potential return only at maturity — You can earn the potential maximum return from UBS, as issuer, only if you hold the Securities to maturity.
➢	Price prior to maturity — The market price of the Securities will be influenced by many unpredictable and interrelated factors, including the level of the underlying index or underlying basket; the volatility of such index or basket indices; the dividend rate (if any) paid on the underlying index or basket indices; the time remaining to the maturity of the Securities; interest rates in the markets; geopolitical conditions and economic, financial, political and regulatory or judicial events; and the creditworthiness of UBS.
➢	Impact of fees on secondary market prices — Generally, the price of the Securities in the secondary market is likely to be lower than the initial price to public since the initial price to public included, and the secondary market prices are likely to exclude, commissions, hedging costs or other compensation paid with respect to the Securities.
➢	Potential UBS impact on price — Trading or transactions by UBS or its affiliates in the underlying index or basket indices and/or over-the-counter options, futures or other instruments with a return linked to the performance of the underlying index or basket indices, may adversely affect the market price of the underlying index or basket indices and, therefore, the market value of the Securities.
➢	Potential conflict of interest — UBS and its affiliates may engage in business with the issuers of the stocks comprising the underlying index or underlying basket, which may present a conflict between the interests of UBS and you, as a holder of the Securities. The calculation agent, an affiliate of the Issuer, will determine the applicable stock and payment at maturity based on observed levels of such underlying index or underlying basket in the market. The calculation agent can postpone the determination of the stock index or the maturity date if a market disruption event occurs and is continuing on the final valuation date.
➢	Potentially inconsistent research, opinions or recommendations by UBS — UBS and its affiliates may publish research, express opinions or provide recommendations that are inconsistent with investing in or holding any offering of the Securities. Any such research, opinions or recommendations could affect the value of the underlying index, basket indices or the stocks included in such underlying index or basket indices, and therefore the market value of the Securities.
➢	Uncertain tax treatment — Significant aspects of the tax treatment of the Securities are uncertain. You should consult your own tax advisor about your tax situation.
➢	No adjustments for fluctuations in foreign exchange rates — The value of your Securities may not be adjusted for exchange rate fluctuations between the U.S. dollar and any other currency upon which an index component, such as an equity security or futures contract on a physical commodity, is based. Therefore, if such currency appreciates or depreciates relative to the U.S. dollar over the term of the Securities, you may not receive any additional payment or incur any reduction in payment at maturity as a result of such fluctuations.

The Securities may be a suitable investment for you if:

Subject to the specific terms of your Securities, as specified in the applicable pricing supplement, the Securities may be a suitable investment for you if:

➢	You are willing to expose your principal to the full downside performance of the underlying index or underlying basket if the Ending Level is below the Trigger Level on the final valuation date.
➢	You have a moderate to high risk tolerance.

➢	You believe the underlying index or underlying basket will appreciate over the term of the Securities.
➢	You seek an investment with a return linked to the performance of the underlying index or underlying basket.
➢	You are willing to forego dividends paid on the stocks included in the underlying index or underlying basket in exchange for enhanced returns if the underlying index or underlying basket appreciates and contingent protection if the underlying index or underlying basket declines.
➢	You do not seek current income from this investment.
➢	You are willing to hold the Securities to maturity.
➢	You are not seeking an investment for which there is an active secondary market.
➢	You are comfortable with the creditworthiness of UBS, as Issuer of the Securities.
➢	In the case of Securities linked to a commodities index or a basket that includes a commodities index, you are willing to accept the risk of fluctuations in commodities prices in general and in the prices of futures contracts on physical commodities traded on various domestic and international exchanges in particular.

The Securities may not be a suitable investment for you if:

Subject to the specific terms of your Securities, as specified in the pricing supplement, the Securities may not be a suitable investment for you if:

➢	You seek an investment that is 100% principal protected.
➢	You do not believe the underlying index or underlying basket will appreciate over the term of the Securities.
➢	You prefer to receive the dividends paid on the stocks included in the underlying index or underlying basket (however, in the case of securities linked to a total return index, dividends paid on one or more index components are generally treated as being reinvested in the index components).
➢	You prefer lower risk and therefore accept the potentially lower returns of fixed income investments with comparable maturities and credit ratings that bear interest at a prevailing market rate.
➢	You seek current income from your investments.
➢	You are unwilling or unable to hold the Securities to maturity.
➢	You seek an investment for which there will be an active secondary market.
➢	You are unable or unwilling to assume the credit risk associated with UBS as Issuer of the Securities.
➢	In the case of Securities linked to a commodities index or a basket that includes a commodities index, you are not willing to be exposed to fluctuations in commodities prices in general and in the prices of futures contracts on physical commodities traded on various domestic and international exchanges in particular.

Structured Product Categorization

To help investors identify appropriate structured products, UBS organizes its structured products, including the Securities, into four categories: Protection Strategies, Optimization Strategies, Performance Strategies and Leverage Strategies. The description below is intended to describe generally the four categories of structured products and the types of principal protection, if any, which may be offered on those products, but it should not be relied upon as a description of any particular structured product.

➢	Protection Strategies are structured to provide investors with a high degree of principal protection, periodic coupons or a return at maturity with the potential to outperform traditional fixed income instruments. These structured products are designed for investors with low to moderate risk tolerances.
➢	Optimization Strategies are structured to optimize returns or yield within a specified range. These structured products are designed for investors with moderate to high risk tolerances. Optimization Strategies may be structured to provide no principal protection, partial protection or contingent protection.
➢	Performance Strategies are structured to be strategic alternatives to index funds or ETFs or to allow efficient access to new markets. These structured products are designed for investors with moderate to high risk tolerances. Performance Strategies may be structured to provide no principal protection, partial protection, or contingent protection.
➢	Leverage Strategies are structured to provide leveraged exposure to the performance of an applicable asset. These structured products are designed for investors with high risk tolerances.

“Partial protection”, if applicable, provides principal protection against a decline in the price or level of the applicable asset down to a specified threshold; investors will lose 1% of principal for every 1% decline in the price or level of the applicable asset below the specified threshold.

“Contingent protection”, if applicable, provides principal protection at maturity as long as the price or level of the applicable asset does not trade below a specified threshold; if the price or level of the asset does decline below the specified threshold, all principal protection is lost and the investor will have full downside exposure to the price or level of the applicable asset. In order to benefit from any type of principal protection, investors must hold the Securities to maturity.

Classification of structured products into categories is for informational purposes only and is not intended to guarantee particular results or performance.

What are the tax consequences of the Securities?

The United States federal income tax consequences of your investment in the Securities are uncertain. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in “Supplemental U.S. Tax Considerations” on page PS-28 and to discuss the tax consequences of your particular situation with your tax advisor.

Pursuant to the terms of the Securities, UBS and you agree, in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary, to characterize the Securities as a pre-paid cash-settled forward contract with respect to the underlying index or underlying basket. If your Securities are so treated, you should generally recognize capital gain or loss upon the sale or maturity of your Securities in an amount equal to the difference between the amount you receive at such time and the amount you paid for your Securities. Such gain or loss should generally be long term capital gain or loss if you have held your Securities for more than one year.

Unless otherwise specified in the applicable pricing supplement, in the opinion of our counsel, Sullivan & Cromwell LLP, it would be reasonable to treat your Securities in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the Securities, it is possible that your Securities could alternatively be treated for tax purposes in the manner described under “Supplemental U.S. Tax Considerations — Alternative Treatments” on page PS-29.

The Internal Revenue Service has recently released a notice that may affect the taxation of holders of the Securities. According to the notice, the Internal Revenue Service and the Treasury Department are actively considering whether the holder of an instrument such as the Securities should be required to accrue ordinary income on a current basis, and they are seeking taxpayer comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the Securities will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department

are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Internal Revenue Code should be applied to such instruments. Holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations. Except to the extent otherwise required by law, UBS intends to treat your Securities for United States federal income tax purposes in accordance with the treatment described above and under “Supplemental U.S. Tax Considerations” on page PS-28 unless and until such time as the Treasury Department and Internal Revenue Service determine that some other treatment is more appropriate.

Moreover, in 2007, legislation was introduced in Congress that, if enacted, would have required holders of Securities purchased after the bill was enacted to accrue interest income over the term of the Securities despite the fact that there will be no interest payments over the term of the Securities. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your Securities.

What Are the Steps to Calculate Payment at Maturity?

Set forth below is an explanation of the steps necessary to calculate the payment at maturity on the Securities:

Step 1: Calculate the Underlying Return

Calculate the Underlying Return for a single index

Where the payment at maturity is based on the performance of a single index, the Underlying Return is the difference between the closing level of the underlying index on the final valuation date relative to the closing level on the trade date and is expressed as a percentage of the closing level of the underlying index on the trade date. The Underlying Return may be positive or negative and is calculated as follows:

Underlying Return  =
Ending Level – Starting Level

Starting Level

Calculate the Underlying Return for a basket of three indices

Where the payment at maturity is based on the performance of a basket of indices, the Underlying Return is the difference between the weighted performance of the basket indices on the final valuation date and the level of the underlying basket on the trade date and is expressed as a percentage of the level of the underlying basket on the trade date. The Underlying Return may be positive or negative and is calculated as follows:

Underlying Return  =
Ending Level – Starting Level

Starting Level

The “Starting Level” is 100, unless otherwise specified in the applicable pricing supplement.

The “Ending Level” will be calculated on the final valuation date as follows:

100 × (1+ (WBI1 × BIR1)+(WBI2 × BIR2)+(WBI3 ×BIR3))

where “W” is the respective weighting of each basket index (i.e., BI1, BI2 and BI3) in the underlying basket, expressed as a percentage.

“BIR” is the relevant index return for each basket index (i.e., BI1, BI2 and BI3) calculated in the same manner described above under “Calculate the Underlying Return for a single index”.

Step 2: Calculate the Payment at Maturity

At maturity, you will receive a cash payment per $10 principal amount of each Security you hold, calculated as described below:

➢	If the Underlying Return is positive, you will receive a cash payment equal to:
➢	$10 + [$10 × (Underlying Return × Participation Rate)].
➢	If the Underlying Return is zero, you will receive your principal amount.
➢	If the Underlying Return is negative and the Ending Level is above or equal to the Trigger Level on the final valuation date, you will receive your principal amount.
➢	If the Underlying Return is negative and the Ending Level is below the Trigger Level on the final valuation date, you will receive a cash payment equal to:

$10 + ($10 × Underlying Return).

Accordingly, the Securities are not fully principal protected in all circumstances. You may lose some or all of your principal. Specifically, if the Underlying Return is negative and the Ending Level is less than the Trigger Level on the final valuation date, at maturity you will lose 1% (or a fraction thereof) of your principal for each 1% (or a fraction thereof) decrease that the Underlying Return is less than zero.

In addition, the contingent protection feature only applies at maturity.

Hypothetical example of how the Securities perform at maturity

The examples below illustrate the payment at maturity for a $10 Security on a hypothetical offering of the Securities, with the following assumptions:

Investment term:	5 years
Starting Level:	100
Trigger Level:	75 (75% of the starting level)
Participation Rate:	105%
Example 1:	The applicable return is 20% at maturity.

Since the Underlying Return is positive, the payment at maturity per Security will be calculated as follows:

$10 + ($10 × 20% × 105%) = $12.10 per Security.

Example 2:	The Underlying Return is -20%.

Since the Underlying Return is negative and the Ending Level on the final valuation date was above the Trigger Level, your principal is protected and you will receive $10 per Security at maturity.

Example 3:	The Underlying Return is -30%.

Since the Underlying Return at maturity is negative and the Ending Level was below the Trigger Level, principal protection is lost and the investor is fully exposed to the decline of the underlying index or underlying basket. In this example, the final payment is calculated as follows:

$10 + ($10 × -30%) = $10 - $3 = $7 per Security.

Accordingly, if the Underlying Return is negative and the Ending Level is below the Trigger Level on the final valuation date, you will lose some or all of your principal.

Hypothetical Payment Amounts on Your Securities

The applicable pricing supplement may include hypothetical calculations and tables or charts showing hypothetical examples of the performance of your Securities at maturity and the cash payment amounts that could be delivered for each of your Securities on the stated maturity date, based on a range of hypothetical Starting Levels and Ending Levels and on various key assumptions shown in the applicable pricing supplement.

Any table, chart or calculation showing hypothetical payment amounts will be provided for purposes of illustration only. It should not be viewed as an indication or prediction of future investment results. Rather, it is intended merely to illustrate the impact that various hypothetical market prices of the underlying index or basket indices on the final valuation date could have on your payment at maturity, as calculated in the manner described in the applicable pricing supplement. Such hypothetical table, chart or calculation will be based on market prices of the underlying index or basket indices that may not be achieved on the final valuation date and on assumptions regarding terms of the Securities that will not be set until the trade date.

As calculated in the applicable pricing supplement, the hypothetical payment amount on your Securities on the stated maturity date may bear little or no relationship to the actual market value of your Securities on that date or at any other time, including any time over the term of the Securities you might wish to sell your Securities. In addition, you should not view the hypothetical payment amounts as an indication of the possible financial return on an investment in your Securities, since the financial return will be affected by various factors, including taxes, which the hypothetical information does not take into account. Moreover, whatever the financial return on your Securities might be, it may bear little or no relation to — and may be much less than — the financial return that you might achieve were you to invest directly in the stocks or futures contracts on physical commodities comprising the underlying index or basket indices (the “index constituent stocks” and the “index commodities”, respectively, and together, the “index constituents”) or in the underlying index or basket indices. The following factors, among others, may cause the financial return on your Securities to differ from the financial return you would receive by investing directly in the underlying index or basket indices:

➢	the return on such a direct investment would depend solely upon the relative appreciation or depreciation of the underlying index or basket indices during the term of the Securities, and not on whether the level of the underlying index or underlying basket has closed below the Trigger Level on the final valuation date;
➢	in the case of direct investment in the index or basket indices or index constituent stocks, the return could include substantial dividend payments, which you will not receive as an investor in the Securities (however, in the case of Securities linked to a total return index, dividends paid on one or more index components are generally treated as being reinvested in the index components);
➢	in the case of direct investment in index constituents, the return could include rights that you will not have as an investor in the Securities; and
➢	an investment directly in the underlying index, basket indices or associated index constituents is likely to have tax consequences that are different from an investment in the Securities.

We describe various risk factors that may affect the market value of the Securities, and the unpredictable nature of that market value, under “Risk Factors” beginning on page PS-11 of this product supplement.

We cannot predict the closing levels of the underlying index or basket indices, or, therefore, whether the level of the underlying index or underlying basket will close below the Trigger Level on the final valuation date. Moreover, the assumptions we make in connection with any hypothetical information in

Hypothetical Payment Amounts on Your Securities

the applicable pricing supplement may not reflect actual events. Consequently, that information may give little or no indication of the payment that will be delivered in respect of your Securities on the stated maturity date, nor should it be viewed as an indication of the financial return on your Securities or of how that return might compare to the financial return if you were to invest directly in the underlying index or basket indices.

Risk Factors

The return on the Securities is linked to the performance of the underlying index or underlying basket. Investing in the Securities is not equivalent to investing directly in the underlying index, basket indices or associated index constituents. This section describes the most significant risks relating to the Securities. We urge you to read the following information about these risks, together with the other information in this product supplement, the accompanying prospectus and the applicable pricing supplement before investing in the Securities.

The Securities do not guarantee any return of principal at maturity; you may lose some or all of your principal if the Ending Level is below the specified Trigger Level on the final valuation date.

The terms of the Securities differ from ordinary debt securities in that we will not pay you 100% of your principal amount at maturity if the level of the underlying index or underlying basket closes below the Trigger Level on the final valuation date. In that case, we will deliver to you at maturity an amount in cash equal to your principal amount reduced by an amount based on the Underlying Return. This amount will be less than 100% of the principal amount of your Securities and you will be exposed to the full downside risk of the underlying index or underlying basket. Accordingly, you may lose some or all of your principal if the Ending Level is less than the Trigger Level on the final valuation date. In addition, you must hold your Securities to maturity. See “General Terms of the Securities — Payment at Maturity” on page PS-21.

Any payment on the Securities is subject to the creditworthiness of UBS.

The Securities are senior unsecured debt obligations of the issuer, UBS, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Securities, including any principal protection provided at maturity, depends on the ability of UBS to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS may affect the market value of the Securities and, in the event UBS were to default on its obligations, you may not receive the principal protection or any other amounts owed to you under the terms of the Securities.

If the Securities are linked to a weighted basket of two or more indices, a positive return in any basket index may be offset by a negative return in another basket index.

If the Securities are linked to the performance of a basket comprised of two or more basket indices, the performance of the underlying basket will be based on the aggregate appreciation or depreciation of the levels of the basket indices on the final valuation date relative to the trade date, weighted according to their composition in the underlying basket. A positive return in any basket index may be offset by a negative return in another basket index, resulting in a negative applicable return. For example, in the case of a basket with three equally weighted basket indices (a 33.33% weighting for each basket index), a 10% return in one basket index would be completely offset by a combination of a -10% and -20% return in the other two basket indices, resulting in an Underlying Return of -20%.

The market value of your Securities may be influenced by unpredictable factors.

The market value of your Securities may fluctuate between the date you purchase them and the final valuation date when the calculation agent will determine your payment at maturity. Therefore, you may sustain a significant loss if you sell the Securities in the secondary market. Several factors, many of which are beyond our control, will influence the market value of the Securities. We expect that generally the closing level of the underlying index or underlying basket on any day will affect the market value of the Securities more than any other single factor. Other factors that may influence the market value of the Securities include:

➢	the frequency and magnitude of changes in the closing level of the underlying index or each basket index (volatility);

Risk Factors

➢	the composition of the underlying index or each basket index and changes in the index constituents;
➢	the market price of the index constituents;
➢	in the case of Securities linked to an equity index or basket of equity indices, the dividend rate paid on the index constituent stocks, while not paid to holders of the Securities, may influence the closing level of the underlying index or each basket index and the market value of options on the underlying index or underlying basket and therefore affect the market value of the Securities;
➢	supply and demand for the Securities, including inventory positions with UBS Securities LLC, its affiliates or any other market maker;
➢	economic, financial, political, regulatory, geographical, judicial or other events that affect the level of the underlying index or underlying basket, or the market price of the index constituents, or that affect stock markets or commodities and future markets generally;
➢	the exchange rate and volatility of the exchange rate of the U.S. dollar and any other currency in which the index constituent stocks are denominated;
➢	interest and yield rates in the U.S. market and in each market related to the index constituent stocks;
➢	the time remaining to the maturity of the Securities; and
➢	the creditworthiness of UBS.

These factors interrelate in complex ways, and the effect of one factor on the market value of your Securities may offset or enhance the effect of another factor.

Owning the Securities is not the same as owning the index constituents or a security directly linked to the performance of the underlying index or the basket indices.

The return on your Securities may not reflect the return you would realize if you actually owned the index constituents and held such investment for a similar period.

The level of the underlying index or the basket indices is calculated in part by reference to the prices of the index constituents without taking into consideration, where applicable, the value of dividends paid on index constituent stocks (however, in the case of Securities linked to a total return index, dividends paid on one or more index components are generally treated as being reinvested in the index components) or the rights that holders of future contracts on the index commodities might have. Even if the level of the underlying index or the basket indices increases above the Starting Level during the term of the Securities, the market value of the Securities may not increase by the same amount. It is also possible for the level of the underlying index or the basket indices to increase over the term while the market value of the Securities declines.

Furthermore, you will not receive or be entitled to receive any dividend payments or other distributions on the applicable index, basket indices or on the common stocks of the companies included in the underlying index or the basket indices. As an owner of the Securities, you will not have voting rights or any other rights that holders of the index constituents may have.

Changes that affect the underlying index or basket indices will affect the market value of your Securities and the amount you will receive at maturity of your Securities.

The policies of the sponsor of the underlying index or the basket indices to which your Securities are linked (each, an “index sponsor”) concerning the calculation of the underlying index or the basket indices, additions, deletions or substitutions of the index constituents and the manner in which changes

Risk Factors

affecting the index constituents, the issuers of the index constituent stocks (such as stock dividends, reorganizations or mergers) or the index commodities (such as prolonged changes in market value, significantly decreased liquidity or if any such index commodity ceases to exist) are reflected in the underlying index or the basket indices, could affect the value of the underlying index or the basket indices and, therefore, could affect the amount payable on your Securities at maturity and the market value of your Securities prior to maturity. The amount payable on the Securities and their market value could also be affected if an index sponsor changes these policies, for example, by changing the manner in which it calculates the underlying index or the basket indices, or if an index sponsor discontinues or suspends calculation or publication of the underlying index or the basket indices, in which case it may become difficult to determine the market value of the Securities. If events such as these occur, or if the Ending Level is not available because of a market disruption event or for any other reason, and no successor index or the basket indices is selected, the calculation agent — which initially will be UBS Securities LLC, an affiliate of UBS — may determine the Ending Level or fair market value of the Securities — and thus the amount payable at maturity — in a manner it considers appropriate, in its sole discretion.

The formula for calculating the payment at maturity of the Securities does not take into account all developments in the underlying index or underlying basket.

Changes in the underlying index or underlying basket during the term of the Securities before the final valuation date specified in the applicable pricing supplement may not be reflected in the calculation of the amount payable at maturity of the Securities. The calculation agent will calculate this amount by comparing only the level of the underlying index or underlying basket (calculated based on the sum of weighted level of each basket index multiplied by its respective index return) on the trade date relative to the level of the underlying index or underlying basket on the final valuation date. No other levels will be taken into account. As a result, you may lose some or all of your principal even if the underlying index or underlying basket has risen at certain times during the term of the Securities before closing below the Trigger Level on the final valuation date.

In the case of Securities linked to a commodities index or a basket that includes a commodities index, higher future prices of commodities included in the underlying index or the basket indices relative to their current prices may lead to a decrease in the amount payable at maturity.

Your Securities may be linked to an underlying index or basket indices that is comprised of futures contracts on physical commodities. Unlike equities, which typically entitle the holder to a continuing stake in a corporation, commodity futures contracts normally specify a certain date for delivery of the applicable physical commodity. As the exchange-traded futures contracts approach expiration, they are replaced by contracts that have a later expiration. The relative sale prices of the contracts with earlier and later expiration dates will depend on the commodities included in the underlying index or the basket indices and the markets for those commodities during the term of your Securities. Sale prices for contracts with later expiration dates that are higher than the sale prices for contracts expiring earlier could adversely affect the value of the commodity index or the basket indices to which your Securities are linked and, accordingly, decrease the payment you receive at maturity.

In the case of Securities linked to a commodities index or a basket that includes a commodity index, commodity prices may change unpredictably, affecting the value of your Securities in unforeseeable ways.

Commodity prices are affected by a variety of factors, including weather, governmental programs and policies, national and international political, military, terrorist and economic events, changes in interest and exchange rates, and trading activities in commodities and related futures contracts. These factors may affect the level of the underlying index or basket indices and, therefore, the value of your Securities

Risk Factors

in varying ways. Different factors may cause the value of different commodities and the volatilities of their prices to move in inconsistent directions and at inconsistent rates.

In the case of Securities linked to a commodities index, suspensions or disruptions of market trading in the commodity and related futures markets may adversely affect the value of your Securities.

Commodity markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention. In addition, U.S. futures exchanges and some non-U.S. exchanges have regulations that limit the amount of fluctuation in futures contract prices that may occur during a single business day. These limits are generally referred to as “daily price fluctuation limits” and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price.” Once the limit price has been reached in a particular contract, no trades may be made at a different price. Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at disadvantageous times or prices. These circumstances could adversely affect the level of the underlying index or underlying basket and, therefore, the value of your Securities.

Historical performance of the underlying index or the basket indices should not be taken as an indication of the future performance of the underlying index or the basket indices during the term of the Securities.

The trading prices of the index constituents will determine the level of the underlying index or underlying basket. As a result, it is impossible to predict whether, or the extent to which, the level of the underlying index or basket indices will rise or fall. Trading prices of the index constituents will be influenced by complex and interrelated political, economic, financial and other factors that can affect the issuers of index constituent stocks, the value of index commodities and the level of the underlying index or basket indices. Accordingly, the historical performance of the underlying index or basket indices should not be taken as an indication of the future performance of the underlying index or basket indices.

Moreover, any basket to which any Securities may be linked is not a recognized market value and no historical performance data will be available.

There may not be an active trading market in the Securities — sales in the secondary market may result in significant losses.

You should be willing to hold your Securities until maturity. There may be little or no secondary market for the Securities. The Securities will not be listed or displayed on any securities exchange or any electronic communications network. UBS Securities LLC and other affiliates of UBS currently intend to make a market for the Securities, although they are not required to do so. UBS Securities LLC or any other affiliate of UBS may stop any such market-making activities at any time. Even if a secondary market in your Securities develops, it may not provide significant liquidity or trade at prices advantageous to you.

If you sell your Securities before maturity, you may have to do so at a substantial discount from the initial price to public, and as a result you may suffer substantial losses.

Trading and other transactions by UBS or its affiliates in the index constituents, futures, options, exchange-traded funds or other derivative products on the index constituents or in the underlying index or the basket indices may impair the market value of the Securities.

As described below under “Use of Proceeds and Hedging”, generally we or one or more affiliates may hedge our obligations under the Securities by purchasing the index constituents, futures or options on the index constituents or on the underlying index or on the basket indices, or exchange-traded funds or other

Risk Factors

derivative instruments with returns linked or related to changes in the performance of the index constituents or in the underlying index or the basket indices. We may adjust these hedges by, among other things, purchasing or selling the index constituents, futures, options, or exchange-traded funds or other derivative instruments with returns linked or related to changes in the performance of the underlying index, the basket indices or of the index constituents at any time. Although generally they are not expected to, any of these hedging activities may adversely affect the market price of the index constituents and/or the level of the underlying index or the basket indices, and, therefore, the market value of the Securities. It is possible that we or one or more of our affiliates could receive substantial returns from these hedging activities while the market value of the Securities declines.

We or one or more of our affiliates may also engage in trading in the index constituents and may make other investments relating to the index constituents, to the underlying index or the basket indices on a regular basis as part of our general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including block transactions. Any of these activities could adversely affect the market price of the index constituents and/or the level of the underlying index or basket indices and, therefore, the market value of the Securities. We or one or more of our affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in the performance of the index constituents or the underlying index or the basket indices. By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely affect the market value of the Securities.

We and our affiliates may have published research, expressed opinions or provided recommendations that are inconsistent with investing in or holding the Securities, and may do so in the future. Any such research, opinions or recommendations could affect the closing level of the underlying index or basket indices to which the Securities are linked or the market value of the Securities.

UBS and its affiliates publish research from time to time on financial markets and other matters that may influence the value of the Securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Securities. UBS and its affiliates may have published research or other opinions that call into question the investment view implicit in an investment in the Securities. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the Securities and the underlying index or basket indices to which the Securities are linked.

The business activities of UBS or its affiliates may create conflicts of interest.

As noted above, UBS and its affiliates expect to engage in trading activities related to the underlying index or basket indices and/or index constituents that are not for the account of holders of the Securities or on their behalf. These trading activities may present a conflict between the holders’ interest in the Securities and the interests UBS and its affiliates will have in their proprietary accounts, in facilitating transactions, including block trades and options and other derivatives transactions for their customers, and in accounts under their management. These trading activities, if they influence the closing level of the underlying index or any basket index, could be adverse to such holders’ interests as beneficial owners of the Securities.

UBS and its affiliates may, at present or in the future, engage in business with the underlying index sponsor, including making loans or providing advisory services to those companies. These services could include investment banking and merger and acquisition advisory services. These activities may present a conflict between the obligations of UBS or another affiliate of UBS and the interests of holders of the

Risk Factors

Securities as beneficial owners of the Securities. Any of these activities by UBS, UBS Securities LLC or other affiliates may affect the closing level of the underlying index or any basket index and, therefore, the market value of the Securities.

UBS and its affiliates have no affiliation with any index sponsor and are not responsible for its public disclosure of information.

Unless otherwise specified in the applicable pricing supplement, UBS and its affiliates are not affiliated with the sponsor of any index that may be used to calculate the payment at maturity of the Securities (except for licensing arrangements discussed below) and have no ability to control or predict their actions, including any errors in or discontinuation of public disclosure regarding methods or policies relating to the calculation of the underlying index or any basket index. If an index sponsor discontinues or suspends the calculation of the underlying index or any basket index to which your Securities are linked, it may become difficult to determine the market value of the Securities and the payment at maturity. The calculation agent may designate a successor index in its sole discretion. If the calculation agent determines in its sole discretion that no successor index comparable to the underlying index or basket index exists, the payment you receive at maturity will be determined by the calculation agent in its sole discretion. See “General Terms of the Securities — Market Disruption Event” on page PS-23 and “General Terms of the Securities — Role of Calculation Agent” on page PS-26. The respective applicable index sponsor is not involved in the offer of the Securities in any way and has no obligation to consider your interest as an owner of the Securities in taking any actions that might affect the market value of your Securities.

Unless otherwise specified in the applicable pricing supplement, we have derived the information about the respective applicable index sponsor and the underlying index or basket indices to which your Securities are linked from publicly available information, without independent verification. Neither we nor any of our affiliates assume any responsibility for the adequacy or accuracy of the information about the respective applicable index sponsor or the underlying index or basket indices contained in the index supplement or any pricing supplement. You, as an investor in the Securities, should make your own independent investigation into the respective applicable index sponsor and the underlying index or basket indices for your Securities.

There are potential conflicts of interest between you and the calculation agent.

Our affiliate, UBS Securities LLC, will serve as the calculation agent. UBS Securities LLC will, among other things, determine whether the level of the underlying index or underlying basket on the final valuation date has closed below the applicable Trigger Level and, accordingly, the payment at maturity on your Securities. For a fuller description of the calculation agent’s role, see “General Terms of the Securities — Role of Calculation Agent” on page PS-26. The calculation agent will exercise its judgment when performing its functions. For example, the calculation agent may have to determine whether a market disruption event affecting the underlying index or basket indices has occurred or is continuing on the final valuation date. This determination may, in turn, depend on the calculation agent’s judgment whether the event has materially interfered with our ability to unwind our hedge positions. See “Use of Proceeds and Hedging”. Since these determinations by the calculation agent may affect the market value of the Securities, the calculation agent may have a conflict of interest if it needs to make any such determination.

The calculation agent can postpone the final valuation date, and therefore the maturity date, if a market disruption event occurs on the final valuation date.

The final valuation date (and the determination of the Ending Level) may be postponed if the calculation agent determines that a market disruption event has occurred or is continuing on the date that would otherwise be the final valuation date. If such a postponement occurs, the final valuation date will be

Risk Factors

postponed until, and the calculation agent will calculate the Ending Level with reference to the closing level of the underlying index or basket index on the first business day after that day on which no market disruption event occurs or is continuing. In no event, however, will the final valuation date (or determination of the Ending Level) be postponed by more than ten business days. As a result, the maturity date for the Securities could also be postponed, although not by more than ten business days.

If the final valuation date (and determination of the Ending Level) is postponed to the last possible day, but a market disruption event occurs or is continuing on that day, that day will nevertheless be the final valuation date. In such an event, the calculation agent will make a good faith estimate in its sole discretion of the Ending Level that would have prevailed in the absence of the market disruption event. See “General Terms of the Securities — Market Disruption Event”.

An investment in the Securities may be subject to risks associated with non-U.S. securities markets.

Some or all of the index constituent stocks to which your Securities may be linked may be issued by foreign companies and may trade on foreign exchanges. An investment in securities linked to the value of foreign equity securities or foreign exchange-traded futures contracts involves particular risks. Generally, foreign securities and futures markets may be more volatile than U.S. securities and futures markets, and market developments may affect foreign markets differently from U.S. securities and futures markets. Direct or indirect government intervention to stabilize these foreign markets, as well as cross shareholdings in foreign companies, may affect trading prices and volumes in those markets. There is generally less publicly available information about foreign companies than about those U.S. companies that are subject to the reporting requirements of the SEC, and foreign companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies. Similarly, regulations of the Commodity Futures Trading Commission generally do not apply to trading on foreign exchanges, and trading on foreign exchanges may involve different and greater risks than trading on United States exchanges. Securities and futures prices in foreign countries are subject to political, economic, financial and social factors that may be unique to the particular country. These factors, which could negatively affect the foreign securities and futures markets, include the possibility of recent or future changes in the foreign government’s economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other foreign laws or restrictions applicable to foreign companies or investments in foreign equity securities or futures contracts and the possibility of fluctuations in the rate of exchange between currencies. Moreover, certain aspects of a particular foreign economy may differ favorably or unfavorably from the U.S. economy in important respects, such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency. Finally, it will likely be more costly and difficult for any index sponsor to enforce the laws or regulations of a foreign country or exchange.

Any index constituent stock that is issued by a foreign company and any index commodity that is traded on a foreign exchange will be specified in the index supplement or the applicable pricing supplement.

The inclusion of commissions and compensation in the original issue price of the Securities is likely to adversely affect secondary market prices.

Assuming no change in market conditions or any other relevant factors, the price, if any, at which UBS Securities LLC or its affiliates are willing to purchase the Securities in secondary market transactions will likely be lower than the initial price to public, since the initial price to public is likely to include, and secondary market prices are likely to exclude, commissions or other compensation paid with respect to the Securities. As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which we or any affiliate would be willing to purchase any Securities from you in secondary market transactions, if at all, is likely to be lower than the original issue price for the

Risk Factors

Securities. In addition, any such prices may differ from values determined by pricing models used by UBS Securities LLC or its affiliates, as a result of dealer discounts, mark-ups or other transactions.

Significant aspects of the tax treatment of the Securities are uncertain.

Significant aspects of the tax treatment of the Securities are uncertain. We do not plan to request a ruling from the Internal Revenue Service regarding the tax treatment of the Securities, and the Internal Revenue Service or a court may not agree with the tax treatment described in this product supplement for the applicable pricing supplement. Please read carefully the section entitled “What are the tax consequences of the Securities?” in the summary section above, “Supplemental U.S. Tax Considerations” below, and the section “U.S. Tax Considerations” in the accompanying prospectus. You should consult with your tax advisor about your own tax situation.

In addition, the Internal Revenue Service has released a notice that may affect the taxation of holders of the Securities. According to the notice, the Internal Revenue Service and the Treasury Department are actively considering whether the holder of an instrument such as the Securities should be required to accrue ordinary income on a current basis, and they are seeking taxpayer comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the Securities will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Internal Revenue Code should be applied to such instruments. Holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations. Except to the extent otherwise required by law, UBS intends to treat your Securities for United States federal income tax purposes in accordance with the treatment described under “Supplemental U.S. Tax Considerations” on page PS 28 unless and until such time as the Treasury Department and Internal Revenue Service determine that some other treatment is more appropriate.

Moreover, in 2007, legislation was introduced in Congress that, if enacted, would have required holders of Securities purchased after the bill was enacted to accrue interest income over the term of the Securities despite the fact that there will be no interest payments over the term of the Securities. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your Securities.

The Underlying Return for the Securities may not be adjusted for changes in exchange rates that might affect the underlying index or basket indices.

Some or all of the index constituents may be traded in currencies other than U.S. dollars. However, even if that is the case, your Securities are denominated in U.S. dollars and the value of your Securities may not be adjusted for exchange rate fluctuations between the U.S. dollar and any other currency upon which an index constituent is based. Therefore, if such currency appreciates or depreciates relative to the U.S. dollars over the term of the Securities, you may not receive any additional payment or incur any additional reduction in payment at maturity as a result of such fluctuations. Your net exposure may depend on the extent to which the currencies upon which the index constituents are based strengthen or weaken relative to the U.S. dollar. If the U.S. dollar strengthens relative to the currencies upon which the index constituents are based, taking into account the relative weightings of such index constituents within the underlying index or basket indices, the value of any such underlying index or underlying basket may be adversely affected and the payment at maturity of the Securities may be reduced. Of particular importance to potential currency exchange risk are:

➢	existing and expected rates of inflation;

Risk Factors

➢	existing and expected interest rate levels;
➢	the balance of payments; and
➢	the extent of governmental surpluses or deficits in the countries relevant to the index and the United States of America.

All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of any relevant foreign jurisdiction, the United States and other jurisdictions important to international trade and finance.

Any index constituent that is traded in a currency other than U.S. dollars will be specified in the applicable pricing supplement.

Valuation of the Securities

Each offering of the Securities is linked to the performance of a different underlying index or underlying basket and is subject to the particular terms set forth in the applicable pricing supplement. The performance of each offering of the Securities will depend on the performance of the underlying index or underlying basket to which such offering is linked and will not depend on the performance of any other offering of the Securities.

At maturity.  Your cash payment at maturity is based on the Underlying Return, as described under “General Terms of the Securities — Payment at Maturity” on page PS-21.

Prior to maturity.  You should understand that the market value of your Securities will be affected by several factors, many of which are beyond our control and interrelated in complex ways. Generally, we expect that the level of the underlying index or underlying basket on any day will affect the market value of your Securities more than any other factors. Other factors that may influence the market value of the Securities include, but are not limited to, the expected volatility of the underlying index or basket indices, supply and demand for your Securities, the level of interest rates and other economic conditions, as well as the perceived creditworthiness of UBS. See “Risk Factors” beginning on page PS-11 for a broader description of the factors that may influence the market value of the Securities prior to maturity.

General Terms of the Securities

The following is a summary of the general terms of the Securities. The information in this section is qualified in its entirety by the more detailed explanation set forth elsewhere in the applicable pricing supplement and in the accompanying prospectus. In this section, references to “holders” mean those who own the Securities registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in the Securities registered in street name or in the Securities issued in book-entry form through the Depository Trust Company or another depositary. Owners of beneficial interests in the Securities should read the section entitled “Legal Ownership and Book-Entry Issuance” in the accompanying prospectus.

In addition to the terms described elsewhere in this product supplement, the following general terms will apply to the Securities:

No Coupon

We will not pay you interest during the term of the Securities.

Denomination

Each offering of the Securities will have a principal amount of $10, unless otherwise specified in the applicable pricing supplement.

Payment at Maturity

At maturity, you will receive a cash payment, per $10 principal amount of each Security you hold, calculated as described below:

➢	If the Underlying Return is positive, you will receive a cash payment equal to:

$10 + [$10 × (Underlying Return × Participation Rate)].

➢	If the Underlying Return is zero, you will receive your principal amount.
➢	If the Underlying Return is negative and the Ending Level is above or equal to the Trigger Level on the final valuation date, you will receive your principal amount.
➢	If the Underlying Return is negative and the level of the underlying index or underlying basket closed below the Trigger Level on the final valuation date, you will receive a cash payment equal to:

$10 + ($10 × Underlying Return).

Accordingly, the Securities are not fully principal protected in all circumstances. You may lose some or all of your principal. Specifically, if the Underlying Return is negative and the Ending Level is less than the Trigger Level on the final valuation date, at maturity you will lose 1% (or a fraction thereof) of your principal for each 1% (or a fraction thereof) decrease that the Underlying Return is less than zero.

The contingent protection feature only applies at maturity.

The “Underlying Return” is the difference between the Starting Level and Ending Level of the underlying index or underlying basket expressed as a percentage of the Starting Level and calculated as follows:

Underlying Return  =
Ending Level – Starting Level

Starting Level

where the “Starting Level” may be based on (i) the closing level of the underlying index or underlying basket on the trade date, (ii) such other level of the underlying index or underlying basket on the trade

General Terms of the Securities

date as selected by the calculation agent in its sole discretion, or (iii) the level(s) of the underlying index or underlying basket on such other date or dates as specified in the applicable pricing supplement, or in the case of an underlying basket, 100, and the “Ending Level” is the closing level of the underlying index or underlying basket on the final valuation date, or, in the case of an underlying basket, the weighted performance of the basket indices on the final valuation date. The Starting Level may be referred to in the applicable free writing prospectus or the applicable pricing supplement as the “Index Starting Level” or “Basket Starting Level” and the Ending Level may be referred to as the “Index Ending Level” or the “Basket Ending Level”, or each in such other manner as may be specified in the applicable free writing prospectus or pricing supplement.

We may issue separate offerings of the Securities that are identical in all respects, except that each individual offering is linked to the performance of a different underlying index or underlying basket and is subject to the particular terms set forth in the applicable pricing supplement. Each offering of the Securities is a separate and distinct security and you may invest in one or more offerings of the Securities as set forth in the applicable pricing supplement. The performance of each offering of the Securities will depend upon the performance of the underlying index or underlying basket to which such offering is linked and will not depend in any way on the performance of any other offering of the Securities.

Maturity Date

The maturity date for your Securities will be the date specified in the applicable pricing supplement, unless that day is not a business day, in which case the maturity date will be the next following business day. If the calculation agent postpones the final valuation date, the maturity date will be postponed to maintain the same number of business days between the final valuation date and the maturity date as existed prior to the postponement(s) of the final valuation date. The calculation agent may postpone the final valuation date a market disruption event occurs or is continuing on a day that would otherwise be the final valuation date. We describe market disruption events under “— Market Disruption Event” below.

A postponement of the maturity date for one offering of the Securities will not affect the maturity date for any other offering of the Securities.

Final Valuation Date

The final valuation date for your Securities will be the date specified in the applicable pricing supplement, unless the calculation agent determines if a market disruption event occurs or is continuing on any such day. In that event, the final valuation date will be the first following business day on which the calculation agent determines if a market disruption event does not occur and is not continuing. In no event, however, will the final valuation date for the Securities be postponed by more than ten business days.

A postponement of the final valuation date for one offering of the Securities will not affect the final valuation date for any other offering of the Securities.

Closing Level

Unless otherwise specified in the applicable pricing supplement, the closing level of the underlying index or any basket index on any day will be determined based on the closing level of such index or any successor index or alternative calculation of such index published following the regular official weekday close of the principal trading session of the relevant exchange for such index.

General Terms of the Securities

Market Disruption Event

The calculation agent will determine the Ending Level on the final valuation date. As described above, the final valuation date may be postponed, and thus the determination of the Ending Level may be postponed, if the calculation agent determines that, on the final valuation date, a market disruption event has occurred or is continuing. If such a postponement occurs, the final valuation date will be the first business day on which no market disruption event occurs or is continuing. Notwithstanding the occurrence of one or more of the events below, which may, in the calculation agent’s discretion, constitute a market disruption event, the calculation agent in its discretion may waive its right to postpone the final valuation date if it determines that one or more of the events below has not and is not likely to materially impair its ability to determine the Ending Level. In no event, however, will the final valuation date be postponed by more than ten business days.

If the final valuation date is postponed to the last possible day, but a market disruption event occurs or is continuing on that day, that day will nevertheless be the final valuation date. In such an event, the calculation agent will make a good faith estimate in its sole discretion of the Ending Level that would have prevailed in the absence of the market disruption event.

Any of the following will be a market disruption event, in each case as determined by the calculation agent in its sole discretion:

➢	suspension, absence, or material limitation or disruption of trading in a material number of index constituents for more than two hours or during the one-half hour before the close of trading in the applicable market or markets;
➢	suspension, absence, or material limitation or disruption of trading in option or futures contracts relating to the underlying index, or one or more basket indices or to a material number of index constituent stocks in the primary market or markets for those contracts for more than two hours of trading or during the one-half hour before the close of trading in such market;
➢	suspension, absence or material limitation or disruption of trading in any futures contract included in an underlying index or one or more basket indices;
➢	a change in the settlement price of any futures contract included in an underlying index or one or more basket indices by an amount equal to the maximum permitted price change from the previous day’s settlement price;
➢	the settlement price is not published for any individual futures contract included in an underlying index or one or more basket indices;
➢	the underlying index or one or more of basket indices is not published; or
➢	any other event, if the calculation agent determines in its sole discretion that the event materially interferes with our ability or the ability of any of our affiliates to unwind all or a material portion of a hedge with respect to your Securities that we or our affiliates have effected or may effect as described below under “Use of Proceeds and Hedging”.

The following events will not be market disruption events:

➢	a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in the regular business hours of the applicable market or markets; and
➢	a decision to permanently discontinue trading in the option or futures contracts relating to the applicable index or one or more basket indices, in any index constituent stocks or index commodities, or in any futures contract on such index.

General Terms of the Securities

For this purpose, an “absence of trading” in the primary securities market or markets on which option or futures contracts related to the underlying index, any basket index or any index constituent stocks are traded will not include any time when that market is itself closed for trading under ordinary circumstances.

Discontinuance of or Adjustments to the Applicable Index or a Basket Index; Alteration of Method of Calculation

If any index sponsor discontinues publication of the underlying index or basket index and the index sponsor or any other person or entity publishes a substitute index that the calculation agent determines is comparable to that index or a basket index and approves the substitute index as a successor index, then the calculation agent will determine the Underlying Return, Starting Level, Ending Level and the amount payable at maturity by reference to such successor index.

If the calculation agent determines that the publication of the underlying index or basket index is discontinued and that there is no successor index on any date when the value of the index or basket index is required to be determined, the calculation agent will instead make the necessary determination by reference to a group of stocks, physical commodities, exchange-traded futures contracts on physical commodities or another index or indices, as applicable, and will apply a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the underlying index or basket index.

If the calculation agent determines that the index constituents or the method of calculating the underlying index or any basket index have been changed at any time in any respect — including any addition, deletion or substitution and any reweighting or rebalancing of the index constituents or of the futures contracts on such underlying index or basket index, as applicable, and whether the change is made by the index sponsor under its existing policies or following a modification of those policies, is due to the publication of a successor index, is due to events affecting one or more of the index constituent stocks or their issuers or the index commodities, as applicable, or is due to any other reason — that causes the underlying index or any basket index not to fairly represent the value of that index had such changes not been made or that otherwise affects the calculation of the Underlying Return, Starting Level, Ending Level or the amount payable at maturity, then the calculation agent may make adjustments in this method of calculating that index that it believes are appropriate to ensure that the Underlying Return used to determine the amount payable on the maturity date is equitable. All determinations and adjustments to be made by the calculation agent with respect to the closing levels, applicable return, starting level, ending level and the amount payable at maturity or otherwise relating to the level of the underlying index or any basket index may be made by the calculation agent in its sole discretion.

Redemption Price upon Optional Tax Redemption

We have the right to redeem your Securities in the circumstances described under “Description of Debt Securities We May Offer — Optional Tax Redemption” in the accompanying prospectus. If we exercise this right with respect to your Securities, the redemption price of the Securities will be determined by the calculation agent in a manner reasonably calculated to preserve your and our relative economic position.

Default Amount on Acceleration

If an event of default occurs and the maturity of your Securities is accelerated, we will pay the default amount in respect of the principal of your Securities at maturities. We describe the default amount below under “ — Default Amount”.

For the purpose of determining whether the holders of our Medium-Term Notes, Series A, of which the Securities are a part, are entitled to take any action under the indenture, we will treat the outstanding principal amount of the Security as the outstanding principal amount of that Securities. Although the

General Terms of the Securities

terms of the Securities may differ from those of the other Medium-Term Notes, Series A, holders of specified percentages in principal amount of all Medium-Term Notes, Series A, together in some cases with other series of our debt securities, will be able to take action affecting all the Medium-Term Notes, Series A, including the Securities. This action may involve changing some of the terms that apply to the Medium-Term Notes, Series A, accelerating the maturity of the Medium-Term Notes, Series A, after a default or waiving some of our obligations under the indenture. We discuss these matters in the accompanying prospectus under “Description of Debt Securities We May Offer — Default, Remedies and Waiver of Default” and “Description of Debt Securities We May Offer — Modification and Waiver of Covenants”.

Default Amount

The default amount for your Securities on any day will be an amount, in U.S. Dollars for the principal of your Securities, equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations with respect to your Securities as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to your Securities. That cost will equal:

➢	the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking; plus
➢	the reasonable expenses, including reasonable attorneys’ fees, incurred by the holders of your Securities in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for your Securities, which we describe below, the holders of your Securities and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest — or, if there is only one, the only — quotation obtained, and, as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

Default Quotation Period

The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third business day after that day, unless:

➢	no quotation of the kind referred to above is obtained; or
➢	every quotation of that kind obtained is objected to within five business days after the due date as described above.

If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

In any event, if the default quotation period and the subsequent two business day objection period have not ended before the final valuation date, then the default amount will equal the principal amount of the Securities.

General Terms of the Securities

Qualified Financial Institutions

For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States of America, Europe or Japan, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

➢	A-1 or higher by Standard & Poor’s Ratings, a division of The McGraw-Hill Companies, Inc., or any successor, or any other comparable rating then used by that rating agency; or
➢	P-1 or higher by Moody’s Investors Service or any successor, or any other comparable rating then used by that rating agency.

Manner of Payment and Delivery

Any payment on or delivery of the Securities at maturity will be made to accounts designated by you and approved by us, or at the office of the trustee in New York City, but only when the Securities are surrendered to the trustee at that office. We also may make any payment or delivery in accordance with the applicable procedures of the depositary.

Business Day

When we refer to a business day with respect to your Securities, we mean a day that is a business day of the kind described in “Description of Debt Securities We May Offer — Payment Mechanics for Debt Securities” in the accompanying prospectus.

Modified Business Day

When we refer to a modified business day with respect to your Securities, we mean any day that is a modified business day of the kind described in “Description of Debt Securities We May Offer — Payment Mechanics for Debt Securities” in the accompanying prospectus. As described in the prospectus, any payment on your Securities that would otherwise be due on a day that is not a business day may instead be paid on the next day that is a business day, with the same effect as if paid on the original due date, except as described under “ — Maturity Date” and “ — Final Valuation Date” above.

Role of Calculation Agent

Our affiliate, UBS Securities LLC, will serve as the calculation agent. We may change the calculation agent after the original issue date of your Securities without notice. The calculation agent will make all determinations regarding the value of your Securities at maturity, market disruption events, business days, the default amount, whether the underlying index or underlying basket has closed below the Trigger Level on any trading day during the Observation Period, the Underlying Return, the Starting Level, the Ending Level and the amount payable in respect of your Securities. Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent. You will not be entitled to any compensation from us for any loss suffered as a result of any of the above determinations by the calculation agent.

Booking Branch

Unless otherwise specified in the applicable pricing supplement, the Securities will be booked through UBS AG, Jersey Branch.

Use of Proceeds and Hedging

We will use the net proceeds we receive from the sale of the Securities for the purposes we describe in the accompanying prospectus under “Use of Proceeds.” We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the Securities as described below.

In anticipation of the sale of the Securities, we or our affiliates expect to enter into hedging transactions involving purchases of index constituents and/or listed and/or over-the-counter options, futures or exchange-traded funds on the underlying index or basket indices prior to and/or on the trade date. From time to time, we or our affiliates may enter into additional hedging transactions or unwind those we have entered into. Consequently, with regard to your Securities, from time to time, we or our affiliates may:

➢	acquire or dispose of long or short positions of index constituents or other securities of issuers of the index constituent stocks;
➢	acquire or dispose of long or short positions in listed or over-the-counter options, futures, exchange-traded funds or other instruments based on the level of the underlying index or the basket indices, or the level of other similar market indices, or the value of the index constituents; or
➢	any combination of the above two.

We or our affiliates may acquire a long or short position in securities similar to the Securities from time to time and may, in our or their sole discretion, hold or resell those securities.

We or our affiliates may close out our or their hedge position relating to the Securities on or before the final valuation date for your Securities. That step may involve sales or purchases of the index constituents, listed or over-the-counter options or futures on the index constituents or listed or over-the-counter options, futures, exchange-traded funds or other instruments based on the level of the underlying index, or the basket indices or indices designed to track the performance of the applicable index or the basket indices or markets relating to the underlying index or the basket indices.

The hedging activity discussed above may adversely affect the market value of the Securities from time to time and payment at maturity of your Security. See “Risk Factors” on page PS-11 of this product supplement for a discussion of these adverse effects.

Supplemental U.S. Tax Considerations

The following is a general description of certain United States federal tax considerations relating to the Securities. It does not purport to be a complete analysis of all tax considerations relating to the Securities. Prospective purchasers of the Securities should consult their tax advisors as to the consequences under the tax laws of the country of which they are resident for tax purposes and the tax laws of the United States of acquiring, holding and disposing of the Securities and receiving payments of interest, principal and/or other amounts under the Securities. This summary is based upon the law as in effect on the date of this prospectus supplement and is subject to any change in law that may take effect after such date.

The discussion below supplements the discussion under “U.S. Tax Considerations” in the attached prospectus. This discussion applies to you only if you hold your Securities as capital assets for tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

➢	a dealer in securities,
➢	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings,
➢	a bank,
➢	a life insurance company,
➢	a tax-exempt organization,
➢	a person that owns Securities as part of a straddle or a hedging or conversion transaction for tax purposes, or
➢	a United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

This discussion is based on the Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

If a partnership holds the Securities, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the Securities should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the Securities.

Except as otherwise noted under “Non-United States Holders” below, this discussion is only applicable to you if you are a United States holder. You are a United States holder if you are a beneficial owner of the Securities and you are: (i) a citizen or resident of the United States, (ii) a domestic corporation, (iii) an estate whose income is subject to United States federal income tax regardless of its source, or (iv) a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

NO STATUTORY, JUDICIAL OR ADMINISTRATIVE AUTHORITY DIRECTLY DISCUSSES HOW THE SECURITIES SHOULD BE TREATED FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. AS A RESULT, THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF YOUR INVESTMENT IN THE SECURITIES ARE UNCERTAIN. ACCORDINGLY, WE URGE YOU TO CONSULT YOUR TAX ADVISOR AS TO THE TAX CONSEQUENCES OF HAVING AGREED TO THE REQUIRED TAX TREATMENT OF YOUR SECURITIES DESCRIBED BELOW AND AS TO THE APPLICATION OF STATE LOCAL OR OTHER TAX LAWS TO YOUR INVESTMENT IN YOUR SECURITIES.

Supplemental U.S. Tax Considerations

Unless otherwise specified in the applicable pricing supplement, in the opinion of our counsel, Sullivan & Cromwell LLP, it would be reasonable to treat the Securities as a pre-paid cash-settled forward contract with respect to the underlying index or underlying basket and the terms of the Securities require you and us (in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary) to treat the Securities for all tax purposes in accordance with such characterization. If the Securities are so treated, you should generally recognize capital gain or loss upon the sale or maturity of your Securities in an amount equal to the difference between the amount you receive at such time and your tax basis in the Securities. In general, your tax basis in your Securities will be equal to the price you paid for them. Capital gain of a noncorporate United States holder is generally taxed at preferential rates where the property is held for more than one year. The deductibility of capital losses is subject to limitations. Your holding period for your Securities will generally begin on the date after the issue date (i.e., the settlement date) for your Securities and, if you hold your Securities until maturity, your holding period will generally include the maturity date.

Alternative Treatments.  The Internal Revenue Service has released a notice that may affect the taxation of holders of the Securities. According to the notice, the Internal Revenue Service and the Treasury Department are actively considering whether the holder of an instrument such as the Securities should be required to accrue ordinary income on a current basis, and they are seeking taxpayer comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the Securities will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Internal Revenue Code should be applied to such instruments. Holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations. Except to the extent otherwise required by law, UBS intends to treat your Securities for United States federal income tax purposes in accordance with the treatment described above unless and until such time as the Treasury Department and Internal Revenue Service determine that some other treatment is more appropriate.

Moreover, in 2007, legislation was introduced in Congress that, if enacted, would have required holders of Securities purchased after the bill was enacted to accrue interest income over the term of the Securities despite the fact that there will be no interest payments over the term of the Securities. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your Securities.

In addition, if your Securities have a term greater than one year, it is possible that your Securities could be treated as a debt instrument subject to the special tax rules governing contingent debt instruments. If your Securities are so treated, you would be required to accrue interest income over the term of your Securities based upon the yield at which we would issue a non-contingent fixed-rate debt instrument with other terms and conditions similar to your Securities. You would recognize gain or loss upon the sale, redemption or maturity of your Securities in an amount equal to the difference, if any, between the amount you receive at such time and your adjusted basis in your Securities. In general, your adjusted basis in your Securities would be equal to the amount you paid for your Securities, increased by the amount of interest you previously accrued with respect to your Securities. Any gain you recognize upon the sale, redemption or maturity of your Securities would be ordinary income and any loss recognized by you at such time would be ordinary loss to the extent of interest you included in income in the current or previous taxable years in respect of your Securities, and thereafter, would be capital loss.

If your Securities are treated as a contingent debt instrument and you purchase your Securities in the secondary market at a price that is at a discount from, or in excess of, the adjusted issue price of your

Supplemental U.S. Tax Considerations

Securities, such excess or discount would not be subject to the generally applicable market discount or amortizable bond premium rules described in the accompanying prospectus but rather would be subject to special rules set forth in Treasury Regulations governing contingent debt instruments. Accordingly, if you purchase your Securities in the secondary market, you should consult your tax advisor as to the possible application of such rules to you.

Similarly, if your Securities has a term of one year or less, it is possible that your Securities could be treated as a debt instrument subject to the special rules for short-term debt instruments. You should consult your tax advisor as to the tax consequences of such characterization.

In addition, if the underlying index or underlying basket rebalances or rolls, it is possible that the Securities could be treated as a series of forward contracts each of which matures on the next rebalancing date and/or roll date. If your Securities was properly characterized in such a manner, you would be treated as disposing of your Securities on each rebalancing and/or roll date in return for new forward contracts that mature on the next rebalancing and/or roll date, and you would accordingly likely recognize capital gain or loss on each rebalancing and/or roll date equal to the difference between your basis in your Securities (which would be adjusted to take into account any prior recognition of gain or loss) and their fair market value on such date.

Because of the absence of authority regarding the appropriate tax characterization of your Securities, it is possible that the Internal Revenue Service could seek to characterize your Securities in a manner that results in tax consequences to you that are different from those described above. For example, the Internal Revenue Service could possibly assert that (i) you should be treated as owning the underlying index or underlying basket, (ii) you should be required to accrue interest income over the term of your Securities, (iii) any gain or loss that you recognize upon the maturity of your Securities should be treated as an ordinary gain or loss, or (iv) you should be required to include in ordinary income an amount equal to any increase in the underlying index or underlying basket that is attributable to ordinary income that is realized in respect of the components of the underlying index or underlying basket, such as interest, dividends or net-rental income. You should consult your tax advisor as to the tax consequences of such characterization and any possible alternative characterizations of your Securities for U.S. federal income tax purposes.

Treasury Regulations Requiring Disclosure of Reportable Transactions.  Treasury regulations require United States taxpayers to report certain transactions (“Reportable Transactions”) on Internal Revenue Service Form 8886. An investment in the Securities or a sale of the Securities should generally not be treated as a Reportable Transaction under current law, but it is possible that future legislation, regulations or administrative rulings could cause your investment in the Securities or a sale of the Securities to be treated as a Reportable Transaction. You should consult with your tax advisor regarding any tax filing and reporting obligations that may apply in connection with acquiring, owning and disposing of Securities.

Backup Withholding and Information Reporting.  If you are a noncorporate United States holder, information reporting requirements, on Internal Revenue Service Form 1099, generally will apply to:

➢	payments of principal and interest on the Securities within the United States, including payments made by wire transfer from outside the United States to an account you maintain in the United States, and
➢	the payment of the proceeds from the sale of the Securities effected at a United States office of a broker.

Supplemental U.S. Tax Considerations

Additionally, backup withholding will apply to such payments if you are a noncorporate United States holder that:

➢	fails to provide an accurate taxpayer identification number,
➢	is notified by the Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your federal income tax returns, or
➢	in certain circumstances, fails to comply with applicable certification requirements.

Payment of the proceeds from the sale of the Securities effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale of the Securities that is effected at a foreign office of a broker will generally be subject to information reporting and backup withholding if:

➢	the proceeds are transferred to an account maintained by you in the United States,
➢	the payment of proceeds or the confirmation of the sale is mailed to you at a United States address, or
➢	the sale has some other specified connection with the United States as provided in U.S. Treasury regulations.

In addition, a sale of the Securities effected at a foreign office of a broker will generally be subject to information reporting if the broker is:

➢	a United States person,
➢	a controlled foreign corporation for United States tax purposes,
➢	a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period, or
➢	a foreign partnership, if at any time during its tax year:
➢	one or more of its partners are “U.S. persons”, as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership, or
➢	such foreign partnership is engaged in the conduct of a United States trade or business.

Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a United States person.

Non-United States Holders.  If you are not a United States holder, you will not be subject to United States withholding tax with respect to payments on your Securities but you may be subject to generally applicable information reporting and backup withholding requirements with respect to payments on your Securities unless you comply with certain certification and identification requirements as to your foreign status.

ERISA Considerations

We, UBS Securities LLC, UBS Financial Services Inc. and other of our affiliates may each be considered a “party in interest” within the meaning of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or a “disqualified person” (within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”)) with respect to an employee benefit plan that is subject to ERISA and/or an individual retirement account, Keogh plan or other plan or account that is subject to Section 4975 of the Code (“Plan”). The purchase of the Securities by a Plan with respect to which UBS Securities LLC, UBS Financial Services Inc. or any of our affiliates acts as a fiduciary as defined in Section 3(21) of ERISA and/or Section 4975 of the Code (“Fiduciary”) would constitute a prohibited transaction under ERISA or the Code unless acquired pursuant to and in accordance with an applicable exemption. The purchase of the Securities by a Plan with respect to which UBS Securities LLC, UBS Financial Services Inc. or any of our affiliates does not act as a Fiduciary but for which any of the above entities does provide services could also be prohibited, but one or more exemptions may be applicable. Any person proposing to acquire any Securities on behalf of a Plan should consult with counsel regarding the applicability of the prohibited transaction rules and the applicable exemptions thereto. The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for prohibited transactions that may arise from the purchase or holding of the Securities. These exemptions are PTCE 84-14 (for transactions determined by independent qualified professional asset managers), 90-1 (for insurance company separate accounts), 91-38 (for bank collective investment funds), 95-60 (for insurance company general accounts) and 96-23 (for transactions managed by in-house asset managers). Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code also provide an exemption for the purchase and sale of securities where neither UBS nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of the Plan involved in the transaction and the Plan pays no more and receives no less than “adequate consideration” in connection with the transaction (the “service provider exemption”). Upon purchasing the Securities, a Plan will be deemed to have represented that the acquisition, holding and, to the extent relevant, disposition of the Securities is eligible for relief under PTCE 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60, PTCE 96-23, the service provider exemption or another applicable exemption. The discussion above supplements the discussion under “ERISA Considerations” in the accompanying prospectus.

Supplemental Plan of Distribution

Unless otherwise specified in the applicable pricing supplement, with respect to each Security to be issued, UBS will agree to sell to UBS Securities LLC and UBS Financial Services Inc., and UBS Securities LLC and UBS Financial Services Inc. will agree to purchase from UBS, the aggregate principal amount of the Securities specified on the front cover of the applicable pricing supplement. Each Security will be issued pursuant to a distribution agreement substantially in the form attached as an exhibit to the registration statement of which the accompanying prospectus forms a part. UBS Securities LLC and UBS Financial Services Inc. intend to resell the Securities they purchase at the original price to public specified in the applicable pricing supplement. UBS Securities LLC and UBS Financial Services Inc. may resell Securities to securities dealers at a discount from the original price to public applicable to the offered Securities of up to the underwriting discount set forth in the applicable pricing supplement. In the future, we or our affiliates may repurchase and resell the offered Securities in market-making transactions. As described in more detail under “Use of Proceeds and Hedging” on page PS-27, we or one of our affiliates may enter into swap agreements or related hedge transactions with one of our other affiliates or unaffiliated counterparties in connection with the sale of the Securities. UBS Securities LLC and UBS Financial Services Inc. and/or their affiliate may earn additional income as a result of payments pursuant to these swap or related hedge transactions. For more information about the plan of distribution and possible market-making activities, see “Plan of Distribution” in the accompanying prospectus.

UBS may use this product supplement and accompanying prospectus in the initial sale of any Securities. In addition, UBS, UBS Securities LLC, or any other affiliate of UBS may use this product supplement and accompanying prospectus in a market-making transaction for any Securities after its initial sale. In connection with any Securities offering, UBS, UBS Securities LLC, UBS Financial Services Inc., and any other affiliate of UBS or any other securities dealers may distribute this product supplement and accompanying prospectus electronically. Unless stated otherwise in the confirmation of sale delivered by UBS or its agent, this product supplement and accompanying prospectus are being used in a market-making transaction.